As filed with the Securities and Exchange Commission on December 12, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive
Lake Forest, California 92630
(Address, Including Zip Code, of Principal Executive Offices)

Western Digital Corporation
Amended and Restated 1993 Employee Stock Purchase Plan
(Full Title of the Plan)

Raymond M. Bukaty
Vice President, General Counsel and Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630
(949) 672-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,of Agent for Service)

COPY TO:

J. Jay Herron, Esq.
O’Melveny & Myers LLP
114 Pacifica, Suite 100
Irvine, California 92618-3318

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Unit	Price	Fee

Common Stock, par value $0.01 per share	3,000,000(1)(2) shares	$10.645(3)	$31,935,000(3)	$2,583.54(3)

(1)	This Registration Statement covers, in addition to the number of shares of Western Digital Corporation, a Delaware corporation (the “Company”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Western Digital Corporation Amended and Restated 1993 Employee Stock Purchase Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Each share of Common Stock is accompanied by a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of a share of Common Stock on December 10, 2003, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register an additional 3,000,000 shares of Common Stock issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended June 27, 2003, filed with the Commission on September 23, 2003 (Commission File No. 001-08703);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 26, 2003, filed with the Commission on November 7, 2003 (Commission File No. 001-08703);

(c)	The Company’s Current Report on Form 8-K filed with the Commission on August 15, 2003 (Commission File No. 001-08703);

(d)	The description of the Common Stock contained in the Registration Statement on Form 8-B of Western Digital Technologies, Inc. (formerly known as Western Digital Corporation prior to its adoption of a holding company organizational structure effected pursuant to Section 251(g) of the Delaware General Corporation Law on April 6, 2001), filed with the Commission on April 3, 1987 (Commission File No. 001-08703), and any amendment or report filed for the purpose of updating such description;

(e)	The description of the Company’s Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A12B, filed with the Commission on April 6, 2001 (Commission File No. 001-08703), and any amendment or report filed for the purpose of updating such description; and

(f)	The Company’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on July 22, 2003 (Commission File No. 333-107227), January 27, 2000 (Commission File No. 333-95499), as amended, December 22, 1997 (Commission File No. 333-42991), as amended, January 24, 1997 (Commission File No. 333-20359), as amended, and December 28, 1993 (Commission File No. 33-51725), as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

     See the attached Exhibit Index on page 8, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on December 10, 2003.

WESTERN DIGITAL CORPORATION

By:	/s/ MATTHEW E. MASSENGILL

Matthew E. Massengill
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew E. Massengill and Raymond M. Bukaty, and each of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW E. MASSENGILL Matthew E. Massengill	Chairman and Chief Executive Officer (Principal Executive Officer)	December 10, 2003

/s/ D. SCOTT MERCER D. Scott Mercer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 10, 2003

/s/ JOSEPH R. CARRILLO Joseph R. Carrillo	Vice President and Corporate Controller (Principal Accounting Officer)	December 10, 2003

Signature	Title	Date

/s/ PETER D. BEHRENDT Peter D. Behrendt	Director	December 10, 2003

/s/ I.M. BOOTH I.M. Booth	Director	December 10, 2003

/s/ KATHLEEN A. COTE Kathleen A. Cote	Director	December 10, 2003

/s/ HENRY T. DENERO Henry T. DeNero	Director	December 10, 2003

/s/ WILLIAM L. KIMSEY William L. Kimsey	Director	December 10, 2003

/s/ MICHAEL D. LAMBERT Michael D. Lambert	Director	December 10, 2003

/s/ ROGER H. MOORE Roger H. Moore	Director	December 10, 2003

Thomas E. Pardun	Director	, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	Western Digital Corporation Amended and Restated 1993 Employee Stock Purchase Plan. (Filed as Exhibit A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on October 7, 2003 (Commission File No. 001-08703) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Meyers LLP (opinion re legality)

23.1	Consent of KPMG LLP (consent of independent auditors)

23.2	Consent of O’Melveny & Meyers LLP (included in Exhibit 5)

24.	Power of Attorney (included in this Registration Statement under “Signatures”)